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                                                                    EXHIBIT 16.2


August 30, 2001




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by MedicalCV, Inc., which are included in the second paragraph under the heading "Change in Accountants" in this prospectus. We agree with these statements concerning our Firm.

Very truly yours,

/s/  Bertram, Vallez, Kaplan & Talbot, Ltd.
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BERTRAM, VALLEZ, KAPLAN & TALBOT, LTD.